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                                                                     Exhibit 3.2

                                      FORM 1

                             ARTICLES OF INCORPORATION

                                    (SECTION 6)



1.   Name of Corporation: Dectron Internationale Inc.


2.   The place in Canada where the registered office is to be situated:
     Metropolitan Region of Montreal
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3.   The classes and any maximum number of shares that the corporation is authorized to issue:  Schedule A annexed hereto is incorporated in this
     form                  ---------------------------------------------------
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4.   Restrictions, if any, on share transfers: NIL
                                              --------------------------------

5. Number (or minimum and maximum number) of directors: minimum three (3) to maximum ten (10)
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6.   Restrictions, if any, on business the corporation may carry on: NIL
                                                                    ----------

7.   Other provisions, if any: Schedule B annexed hereto is incorporated in this for
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8.   Incorporators


     Name(s)               Address (include postal code)          Signature
     Wendy Wrathall        44 2nd Avenue
                           St. Pierre, Quebec H8R 1L6

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                                     SCHEDULE A
                                WITH RESPECT TO THE
                                  SHARE CAPITAL OF

                            DECTRON INTERNATIONALE INC.

Subject to the provisions of the Canada Business Corporation Act (R.S.C. 1985, c. C-44) (the "Act"), the rights, privileges, restrictions and conditions attached to the two (2) classes of shares making up the share capital of the Corporation shall be as provided below.

1.   AUTHORIZED SHARE CAPITAL

          The Corporation shall be authorized to issue two (2) classes of shares, namely Common shares and Preferred shares.

          The shares of the Common Class and Preferred Class shall be without par value and may be issued in an unlimited number and for a consideration, added to the stated capital account maintained for these shares, which shall also be unlimited.

2.   RIGHTS ATTACHING TO SHARES

          The rights, privileges, restrictions and conditions attaching to the shares making up the authorized share capital of the Corporation shall be as provided below.

(I)  COMMON SHARES:

A)   VOTING RIGHTS

     Each Common share shall entitle the holder thereof to receive notice of any meeting of the shareholders of the Corporation, to attend such meetings and to vote thereat. Each share shall entitle the holder thereof to one (1) vote.

B)   DECLARATION OF DIVIDENDS

     Subject to the rights and privileges conferred on other classes of shares as well as to the limitations set out in section 42 of the Act, each Common share shall entitle the holder thereof to receive such dividends as are declared by the board of directors of the Corporation. The amount as well as the date, the time and the terms or manner of payment of the dividend shall be left to the entire discretion of the board of directors.

C)   LIQUIDATION, DISSOLUTION OR OTHER DISTRIBUTION OF ASSETS

     Subject to the rights of holders of shares of any class ranking prior to the Common shares, if for any reason, and, in particular, in the event of a dissolution or a voluntary or involuntary winding-up or liquidation of the Corporation, there is a distribution, in whole or in part, of the property or assets of the Corporation to the holders of its shares, the repayment in respect of the shares and the distribution of the remaining property shall entitle each Common shareholder thereof

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the right to share in the remaining property of the Corporation, proportionally to the number of shares held by each such holder.

(II) PREFERRED SHARES:

     The rights, privileges, restrictions and conditions attaching to the Preferred shares of the Corporation as a class are as follows:

     (1) Preferred Shares may at any time or from time to time be approved for issuance and be issued by the board of directors in one or more series. Prior to the issue of the shares of any such class or series, the board of directors shall, subject to the limitations set out below, fix the number of shares in, and determined the designation, rights, privileges, restrictions and conditions attaching to the shares of such class or series including, without limitations:

     (a) The rate, amount or method of calculation of dividneds, if any, and whether the same are subject to adjustments;

     (b) whether such dividends are cumulative, partly cumulative or non-cumulative;

     (c) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

     (d) if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retractions or purchase, with or without provision for sinking or similar funds;

     (e) any conversion, exchange or reclassification rights; and

     (f) the right to receive notice of meetings of shareholders, to attend and the right to vote thereat as well as any voting preferences;

     (g) any other rights, privileges, restrictions and conditions not inconsistent with these provisions;

     The whole being subject to the receipt by the Director under the Canada Business Corporations Act of articles of amendment designating and fixing the number of Preferred Shares in such class or series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

     (2) The Preferred Shares of each series shall, with respect to the payment of dividneds and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares.

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     (3) The holders of a class or of a series of the Corporation are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the Articles to:

     (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

     (b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

     (c) subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.

     (4) The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

(III) AMENDMENTS SUBJECT TO CONFIRMATION BY ARTICLES OF
      AMENDMENT:

     Subject to confirmation by articles of amendment and the issue of a certificate of amendment, the board of directors of the Corporation may, at any time or times or from time to time, adopt a resolution or resolutions whereby the terms hereof and of the foregoing paragraphs may be altered, amended or repealed or the application thereof suspended in any particular case and changes made in the rights, privileges, restrictions and conditions attached to the shares of the Corporation, but no such resolution shall have any force or effect until after it has been sanctioned by the vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in value of the voting shares then outstanding and of at least sixty-six and two-thirds percent (66-2/3%) in value of shares of each class affected by such amendment, in each case voting separately as a class at a meeting or meetings specially called for such purposes.

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                                     SCHEDULE B
                                   PERTAINING TO
                                OTHER PROVISIONS OF

                            DECTRON INTERNATIONALE INC.

In addition to the powers conferred by the articles, and without restricting the generality of the powers conferred upon the directors by section 189 of the Canada Business Corporation Act, R.S.C. 1985, c. C-44 (the "Act"), the directors, if they see fit, and without having to obtain the authorization of the shareholders, may:

          (a)  borrow money on the credit of the Corporation;

          (b) issue, reissue, sell or pledge debt obligations of the Corporation;

          (c) Give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person, subject to it being established that the Corporation is or will be able to pay its liabilities as they become due and that the realizable value of its assets will not be less than the aggregate of its liabilities and of its stated capital;

          (d) grant a hypothec or a mortgage, even a floating hypothec or charge, on a universality of property, movable or immovable, present, or future, corporeal or incorporeal, of the Corporation; and

          (e) delegate one (1) or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Corporation.